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Daisytek International Corporation
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        Daisytek Reports Record Fourth Quarter and Year End Results


     For Immediate Release
     Contact:  Mark C. Layton                       Michael Ares or Reba Reid
               President, Chief Operating           Edelman Financial
               Officer and Chief Financial          (214) 520-3555
               Officer                              mares@dal.edelman.com
               Daisytek International Corporation   rreid@edelman.com
               (972) 881-4700
               mlayton@daisytek.com

               or Thomas J. Madden
               Vice President, Finance
               Daisytek International Corporation
               (972) 881-4700
               tmadden@daisytek.com



          Dallas, Texas (April 29, 1997) - Daisytek International
     Corporation (NASDAQ: DZTK) today reported record results for its fourth quarter and fiscal year ended March 31, 1997.

          Net sales for the fourth quarter of fiscal 1997 increased 27.0% to $174.3 million, as compared to $137.2 million for the same period of fiscal 1996. Net income for the fourth quarter of fiscal year 1997 was $4.0 million, up 29.6% over last year's fourth quarter net income of $3.1 million. Earnings per share for the fourth quarter of fiscal 1997 was $0.58, an increase of 26.1% versus the prior year of $0.46.

          Net sales for the year ended March 31, 1997 increased 30.1% to $603.8 million, as compared to $464.2 million for fiscal 1996. Net income for fiscal year 1997 increased to $13.4 million. Earnings per share for fiscal 1997 was $1.93, an increase of approximately 29.5% versus the prior year, as adjusted to exclude the approximately $0.10 per share impact of the one-time inventory purchase actions during the previous year.



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Daisytek International Corporation
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          Mark C. Layton, President, Chief Operating Officer and Chief
     Financial Officer stated, "This year was another huge financial success for Daisytek, with revenue and profitability both increasing 30%, on an as adjusted basis. We continue to be pleased that we have consistently delivered exceptional financial results to our shareholders, and have exceeded our internal targets of over 20% growth in revenue and net income. The fourth quarter of this year was no exception, with net sales and earnings up by 27.0% and 29.6%, respectively. Gross margin this quarter increased to 10.0%, slightly higher than recent quarters. Combined with our success in maintaining SG&A costs, which were 6.0% for the quarter, we were able to report an operating margin of 4.0%."

          Layton added, "Our international businesses drove our strong performance this quarter. All of our international investments, including Canada, Mexico, Australia and Latin America, continue to be successful. Our newest international venture, our aquisition of Lasercharge, in Australia, has exceeded our financial expectations and is smoothly integrating into Daisytek's operations. New business from our third party logistics subsidiary, Priority Fulfillment Services, was also a major contributor to fighting off margin pressures caused by the effects of increasingly larger customers in the overall mix of business."

          Daisytek is a leading wholesale distributor of computer and office automation supplies and accessories, serving approximately 24,000 customer locations in North America and overseas. Through its strategic alliance with Federal Express, Daisytek distributes in excess of 8,000 products from more than 150 manufacturers via next business day delivery throughout North America. Leading manufacturers Daisytek represents include Hewlett-Packard, Kodak, Okidata, Lexmark, IBM, Imation, Apple, Xerox, Sony, Panasonic, Canon, Epson and Digital Equipment Corporation. You can find more information about Daisytek at http://www.daisytek.com.


                      - financial statements follow -

     The matters discussed in this press release, and, in particular, information regarding risks and uncertainties include, but are not limited to, general economic conditions, industry trends, integration of business units, the dependence upon and/or loss of key suppliers or customers, the loss of strategic product shipping relationships, customer demand, product availability, competition (including pricing and availability), concentrations of credit risk, distribution efficiencies, capacity constraints, technological difficulties, risk of international operations including exchange rate fluctuations, and the regulatory and trade environment (both domestic and foreign). A complete description of these factors, as well as other factors which could affect the Company's business, is set forth in the Company's Prospectus dated January 24, 1996, and the Company's 10-K for the fiscal year ended March 31, 1996.




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Daisytek International Corporation
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            Daisytek International Corporation and Subsidiaries

                   Consolidated Statements of Operations
                   (In Thousands, Except Per Share Data)

                                     (Unaudited)
                                 Three Months Ended                Fiscal Year Ended
                                      March 31,                        March 31,
                         -------------------------------   --------------------------------
                           1997         1996     %Change     1997        1996       %Change
                         ---------   ---------   -------   ---------   ---------    -------


NET SALES                $ 174,343   $ 137,237    27.0%    $ 603,814   $ 464,169     30.1%

COST OF SALES              156,840     123,469    27.0%      543,848     416,199     30.7%
                         ---------   ---------    ----     ---------   ---------     ----
    Gross profit            17,503      13,768    27.1%       59,966      47,970     25.0%

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES   10,552       8,432    25.1%       36,630      29,024     26.2%
                         ---------   ---------    ----     ---------   ---------     ----
    Income from operations   6,951       5,336    30.3%       23,336      18,946     23.2%

INTEREST EXPENSE               457         319    43.3%        1,677       1,482     13.2%
                         ---------   ---------    ----     ---------   ---------     ----
    Income before
        income taxes         6,494       5,017    29.4%       21,659      17,464     24.0%

PROVISION FOR INCOME TAXES   2,487       1,926    29.1%        8,292       6,697     23.8%
                         ---------   ---------    ----     ---------   ---------     ----
NET INCOME               $   4,007   $   3,091    29.6%    $  13,367   $  10,767     24.1%
                         =========   =========    ====     =========   =========     ====

NET INCOME PER
  COMMON SHARE           $    0.58   $    0.46    26.1%    $    1.93   $    1.59(A)  21.4%
                         =========   =========    ====     =========   =========     ====
WEIGHTED AVERAGE COMMON
     SHARES OUTSTANDING      6,899       6,785                 6,913       6,757
                         =========   =========             =========   =========


(A) Reflects approximately $0.10 per share for the twelve months ended March 31, 1996, related to certain one-time inventory purchase actions.

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Daisytek International Corporation
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            Daisytek International Corporation and Subsidiaries

                      Consolidated Balance Sheet Data
                              (In Thousands)



                                                  March 31,        March 31,
                                                    1997             1996
                                                -------------      ---------


     Trade accounts receivable, net               $ 90,446         $ 69,169
     Inventories, net of Priority
        Fulfillment Services Division             $ 54,426         $ 44,358
     Inventories, Priority Fulfillment
        Services Division                         $ 10,354         $    --
     Long-term debt, less current portion         $ 30,454         $ 16,419
     Shareholders' equity                         $ 67,193         $ 51,661


































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